UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Titanium Asset Management Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin	53202-5310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 765-1980

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Effective as of May 18, 2010, our Audit Committee approved the dismissal of Cherry, Bekaert & Holland, L.L.P. (referred to as CBH) as our independent registered public accounting firm. In connection with the audits of the years ended December 31, 2009 and 2008 and the subsequent interim period through May 18, 2010, there were no disagreements with CBH on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to CBH’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Similarly, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the time that CBH was engaged as our independent registered accounting firm.

The audit reports of CBH on the consolidated financial statements of Titanium Asset Management Corp. as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Effective May 18, 2010, our Audit Committee approved the appointment of KPMG LLP (referred to as KPMG) as our independent registered public accounting firm. During the years ended December 31, 2009 and 2008 and through May 17, 2010, we did not nor did anyone acting on our behalf, consult KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any reportable events described under Item 304(a)(2)(ii) of Regulation S-K.

We provided a copy of the above disclosures to CBH and requested CBH to provide us with a letter addressed to the Securities and Exchange Commission stating whether or not CBH agrees with the disclosures. A copy of CBH’s letter, dated May 18, 2010, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.

Date: May 21, 2010	By:	/s/ Jonathan Hoenecke

Name: Jonathan Hoenecke
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Cherry, Bekaert, & Holland, L.L.C. dated May 18, 2010